UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report: January 28, 2019
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-34245	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 EAST MARKET STREET, YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (717) 845-3601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

THE YORK WATER COMPANY

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its regularly scheduled meeting on January 28, 2019, the Board of Directors of The York Water Company (the “Board”) appointed a new director to the Board.  Ms. Cynthia A. Dotzel, CPA, is the owner of a firm providing accounting and tax services to small and medium-size businesses, as well as tax planning and preparation for individuals.  Prior to this, Ms. Dotzel was a Director of Baker Tilly Virchow Krause, LLP.  Ms. Dotzel was appointed to a class of directors with terms expiring at the 2019 Annual Meeting of Shareholders.  Ms. Dotzel has not yet been assigned to any Board committees.

The Company has appointed Natalee Colón to the officer position of Vice President of Human Resources effective January 28, 2019.  Ms. Colón was Human Resources Manager from October 2015 to January 2019, Customer Service Manager from December 2012 to September 2015, and Customer Service Lead from August 2011 to November 2012.  Prior to joining the Company, Ms. Colón was a staffing manager for JFC Staffing Companies, Camp Hill, PA from September 2010 to July 2011 and Assistant Manager for Charlotte Russe, Inc., Camp Hill, PA from August 2009 to August 2010.

The Company has appointed Mark J. Hardman to the officer position of Vice President of Technology effective January 28, 2019.  Mr. Hardman was Information Technology and Services Administrator from January 2016 to January 2019 and Oracle Application Engineer from June 2008 to December 2015.  Prior to joining the Company, Mr. Hardman was a database administrator for Harford Community College, Bel Air, MD from 2005 to June 2008 and Administrative Computing Consultant for Asbury Theological Seminary, Wilmore, KY from 1995 to 2005.

As officers of the Company, Ms. Colón and Mr. Hardman will be entering into a supplemental retirement agreement and a change in control agreement with benefits, terms and conditions similar to those of the other Named Executive Officers (with the exception of the President and CEO) which are described in the Company’s proxy statement filed on March 23, 2018 in the “Compensation Discussion and Analysis” section.  The Company intends to file a copy of their agreements as exhibits to the Company’s next regularly scheduled quarterly report on Form 10-K or Form 10-Q to be filed with the U.S. Securities and Exchange Commission after approval by the Compensation Committee of the Board.

There are no arrangements or understandings between Ms. Colón or Mr. Hardman and any other person pursuant to which Ms. Colón or Mr. Hardman were selected as officers, and there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Ms. Colón or Mr. Hardman that are required to be disclosed by Item 404(a) of Regulation S-K.

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

/s/ Matthew E. Poff
Date: January 31, 2019	Matthew E. Poff
Chief Financial Officer